UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2010

THE GYMBOREE CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 000-21250

Delaware	94-2615258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (415) 278-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into a Material Definitive Agreement.

On August 24, 2010, The Gymboree Corporation, a Delaware corporation (the “Company”), entered into a Twelfth Amendment to Credit Agreement (the “Twelfth Amendment”), dated as of June 4, 2010, by and between the Company and certain of its subsidiaries and the Bank of America, N.A. The Twelfth Amendment amends certain terms of the Credit Agreement dated as of August 11, 2003, as previously amended, to increase the limit on permitted stock repurchases by the Company.

On August 24, 2010, the Company, entered into a Thirteenth Amendment to Credit Agreement (the “Thirteenth Amendment”), dated as of August 24, 2010, by and between the Company and certain of its subsidiaries and the Bank of America, N.A. The Thirteenth Amendment amends certain terms of the Credit Agreement dated as of August 11, 2003, as previously amended, to, among other things, extend the maturity date of the unsecured revolving credit facility from September 1, 2010 to September 1, 2011.

The foregoing summary of the Twelfth Amendment and the Thirteenth Amendment is qualified in its entirety by the terms of the Twelfth Amendment and the Thirteenth Amendment, which are filed with this report as Exhibits 10. 92 and 10.93, respectively, and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10. 92	Twelfth Amendment to Credit Agreement, dated as of June 4, 2010
10. 93	Thirteenth Amendment to Credit Agreement, dated as of August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2010

THE GYMBOREE CORPORATION
By:
/s/ JEFFREY P. HARRIS
Name: Jeffrey P. Harris
Title: Chief Financial Officer

Exhibit	Description

10. 92	Twelfth Amendment to Credit Agreement, dated as of June 4, 2010
10. 93	Thirteenth Amendment to Credit Agreement, dated as of August 24, 2010